EXHIBIT 32.1

CERTIFICATE PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. §1350)

           The undersigned Chief Executive Officer and Acting Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

    1.    This Report on Amendment No. 2 to Form 10-K of Bally Total Fitness Holding Corporation (the “Company”) on Form 10-K/A for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

    2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: April 29, 2004

/s/ Paul A. Toback	/s/ William G. Fanelli

Name:	Paul A. Toback	Name:	William G. Fanelli
Title:	Chief Executive Officer	Title:	Acting Chief Financial Officer